Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(7)
Registration File No. 333-205583

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.067751 par value per share	11,000,000	$27.85	$306,350,000	$30,850.00(1)

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement to Prospectus dated July 9, 2015

11,000,000 Shares

The Michaels Companies, Inc.

Common stock

        All of the shares of common stock in this offering are being sold by the selling stockholders named in this prospectus supplement. We will not receive any proceeds from the sale of our common stock in this offering.

        Subject to the completion of this offering, we have agreed to purchase from the underwriter 1,000,000 shares of our common stock that are subject to this offering at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "MIK". On July 11, 2016, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $28.84 per share.

	Per share	Total(2)

Public offering price	$27.85	$278,500,000

Underwriting discounts and commissions(1)	$0.14	$1,400,000

Proceeds to selling stockholders before expenses	$27.71	$304,810,000

(1)
We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See "Underwriting". No underwriting discounts or commissions are payable in respect of the shares being acquired by us.

(2)
The total public offering price does not give effect to the price to be paid by us for the 1,000,000 shares of common stock being acquired by us.

        Delivery of the shares of common stock is expected to be made on or about July 18, 2016.

        Investing in our common stock involves substantial risk. Please read "Risk factors" beginning on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Morgan Stanley

Prospectus Supplement dated July 12, 2016

Prospectus supplement

Prospectus

        We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us is only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

About this prospectus supplement

        Unless the context requires otherwise, references in this prospectus supplement to the "Company", "Michaels", "we", "us" and "our" refer to The Michaels Companies, Inc. and its consolidated subsidiaries.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, including specific information about the selling stockholders and the terms on which the selling stockholders are offering and selling shares of our common stock, and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

        The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings "Where you can find more information" and "Incorporation of certain documents by reference." To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Any statement modified or superseded by a statement made in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus supplement will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Note regarding trademarks and service marks

        We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business, including, without limitation, "Aaron Brothers", "Michaels" and the stylized Michaels logos. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trademarks, service marks, trade names and domain names.

Prospectus supplement summary

        This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and the accompanying prospectus, including "Risk factors" beginning on page S-5 of this prospectus supplement, the financial statements and related notes and the other information that we incorporated by reference herein.

Our Company

        We believe Michaels is where creativity happens. With 1,352 stores (consisting of 1,204 Michaels stores, 115 Aaron Brothers stores and 33 Pat Catan's stores) as of April 30, 2016 and approximately $4.9 billion in sales in fiscal 2015, Michaels is the largest arts and crafts specialty retailer in North America (based on store count) providing materials, project ideas and education for creative activities, under the retail brands of Michaels, Aaron Brothers and Pat Catan's. We also operate an international wholesale business under the Darice brand name and a market-leading vertically-integrated custom framing business. Our mission is to inspire and enable customer creativity, create a fun and rewarding place to work, foster meaningful connections with our communities and lead the industry in growth and innovation. With helpful store associates and a broad selection of merchandise combined with compelling in-store events and online content, we believe we offer the most complete arts and crafts experience and are the preferred destination in the industry.

        Our stores are at the heart of our customer engagement strategy, showcasing our artistic and creative products while providing an opportunity for our store associates to interact with customers and help them develop creative ideas. Our Michaels stores carry a broad and deep assortment of approximately 33,000 stock-keeping units in arts, crafts, papercrafting, floral, framing, home décor, seasonal offerings and children's hobbies that enable us to satisfy the diverse needs of our customers. We have also developed a robust online platform which promotes social networking, and includes expert tips, project ideas, marketing content and information on upcoming store events. In recent years, we have capitalized on our market-leading scale to create a team and infrastructure dedicated to designing, sourcing and delivering high quality, on-trend merchandise, including a growing number of products under our portfolio of private brands.

        Our private branded products, which represented approximately 53% of total net sales in fiscal 2015, are only available at Michaels or certain exclusive partners and allow us to further differentiate our merchandise while enhancing product margins. We are also able to use our scale and market leadership to identify and secure exclusive third-party products. We believe our compelling store experience and broad product offering distinguish us from our competitors and position Michaels as the leading brand that defines arts and crafts.

        On February 2, 2016, we completed the acquisition of Lamrite West, Inc. and certain of its affiliates and subsidiaries ("Lamrite") for $150 million, prior to certain purchase price adjustments, utilizing our cash on hand. Lamrite operates an international wholesale business under the Darice brand name and 33 arts and crafts retail stores, located primarily in Ohio and the surrounding states, under the Pat Catan's brand name. Lamrite is expected to generate revenues of over $200 million in fiscal 2016 and the retail stores have approximately 32,000 average square feet of selling space per store. The acquisition is expected to enhance our private brand development capabilities, accelerate our direct sourcing initiatives and strengthen our business-to-business capabilities.

Share repurchase

        We intend to purchase from the underwriter 1,000,000 shares of our common stock that are subject to this offering at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering. We refer to this repurchase as the "share repurchase". The share repurchase is part of our existing $200 million equity repurchase program approved by a special committee of our board of directors ("Board") on March 15, 2016. After giving effect to the share repurchase, we will have remaining authorization to repurchase up to approximately $73.1 million of our common stock under the repurchase program. The closing of the share repurchase is contingent on the closing of this offering.

        The description and the other information in this prospectus supplement regarding the share repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

Recent developments

        In conjunction with this offering, we announced that we anticipate that our results for the second quarter of fiscal 2016 will be in the lower-to-middle range of the previously disclosed guidance.

Company information

        Our principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75063; our telephone number at that address is (972) 409-1300 and our Internet address is www.michaels.com. Our website, and the information contained on, or accessible through, our website, is not part of this prospectus supplement or the accompanying prospectus, and you should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

 The offering

Common stock offered by the selling stockholders	11,000,000 shares
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock in this offering. See "Use of proceeds."
Dividend policy	We have no current plans to pay dividends on our common stock in the foreseeable future. See "Dividend policy."
Share repurchase

Subject to completion of this offering, we have agreed to purchase 1,000,000 shares of our common stock that are subject to this offering from the underwriter at a price per share equal to the price paid by the underwriter to the selling stockholders in this offering. The closing of the share repurchase is contingent on the closing of this offering. The share repurchase was approved by a special committee of our Board, which is comprised entirely of disinterested directors.

Principal stockholders

Following the completion of this offering, investment funds affiliated with or advised by Bain Capital Private Equity, LP and The Blackstone Group L.P. (collectively, together with their applicable affiliates, the "Sponsors") will continue to indirectly beneficially own a majority controlling interest in us. As a result, we will continue to avail ourselves of the controlled company exemption under the rules of The NASDAQ Stock Market. For more information, see the section in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016 titled "Risk factors—We are a "controlled company" within the meaning of the rules of The NASDAQ Stock Market and, as a result, rely on exemptions from certain corporate governance requirements. You will not have the same protections as those afforded to stockholders of companies that are subject to such governance requirements."

Risk factors

You should carefully read and consider the information set forth in the "Risk factors" section of this prospectus supplement and all other information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and the documents incorporated by reference herein and therein before investing in our common stock.

NASDAQ symbol	"MIK".

Risk factors

        An investment in our common stock involves various risks. You should carefully consider the following risks and all of the other information contained in this prospectus supplement and the accompanying prospectus before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended January 30, 2016. See "Where you can find more information" and "Incorporation of certain documents by reference". The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

Risks related to this offering

Your percentage ownership in the common stock of our company may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

        Our Board has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.

There may be sales of a substantial amount of our common stock after this offering by our current stockholders, and these sales could cause the price of our common stock to fall.

        As of July 2, 2016, there were 207,028,383 shares of our common stock outstanding. Of our issued and outstanding shares, all the common stock sold in our initial public offering, our public offerings in January 2015, July 2015 and March 2016 and in this offering will be freely transferable, except for any shares held by our "affiliates", as that term is defined in Rule 144 under the Securities Act. Following completion of this offering, and after giving effect to the share repurchase, approximately 50.8% of our outstanding common stock will be held by investment funds affiliated with the Sponsors and our executive officers and directors.

        Each of our directors, executive officers and certain affiliates of the Sponsors have entered into a lock-up agreement with the underwriter which restricts their sales of our common stock for a period of 30 days after the date of this prospectus supplement, subject to certain exceptions and automatic extensions in certain circumstances. Such lock-up agreements cover, in the aggregate, 103,828,635 shares of our common stock and vested options to purchase an additional 1,438,495 shares of our common stock.

        Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. The shares sold in this offering, as well as our prior public offerings, are eligible for immediate sale in the public market without restriction by persons other than our affiliates.

        Under the amended and restated registration rights agreement with the Sponsors and certain other shareholders, beginning 90 days after this offering, or such earlier time as we consent, the Sponsors may require us to register their shares for resale under the federal securities laws, subject to reduction upon the request of the underwriter of the offering, if any. Registration of those shares would allow the holders to immediately resell their shares in the public market. Any such sales or anticipation thereof could cause the market price of our common stock to decline.

        In addition, we have registered shares of common stock that are reserved for issuance under The Michaels Companies, Inc. 2014 Omnibus Long-Term Incentive Plan.

 Cautionary note regarding forward-looking statements

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as "aim", "anticipate", "assume", "believe", "can have", "continue", "could", "due", "estimate", "expect", "forecast", "goal", "intend", "likely", "may", "objective", "outlook", "plan", "potential", "positioned", "predict", "pro forma", "project", "should", "target", "will", "would" or the negative of these terms or other comparable terminology. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and other factors could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Important factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under "Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus. These forward-looking statements are based on information available to us on the date each forward-looking statement is made. We undertake no obligation, except as may be required by law, to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

        Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

  •
  risks related to the effect of economic uncertainty;

  •
  our substantial outstanding indebtedness of $2.8 billion could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our $2.3 billion variable rate debt and prevent us from meeting our obligations under our notes and credit facilities;

  •
  restrictions in our debt agreements that limit our flexibility in operating our business, as our senior secured credit facilities and the indenture governing our notes contain various covenants that limit our ability to engage in specified types of transactions and require that we maintain specified financial ratios upon the occurrence of certain events;

  •
  changes in customer demand could materially adversely affect our sales, results of operations and cash flow;

  •
  our failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information, which could result in additional data breach, could materially adversely affect our financial condition and operating results;

  •
  competition, including Internet-based competition, could negatively impact our business;

  •
  our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies;

  •
  our ability to open new stores and increase comparable store sales growth, as our growth depends on our strategy of expanding out base of retail stores; and, if we are unable to continue this strategy, our ability to increase our sales, profitability and cash flow could be impaired;

  •
  damage to the reputation of the Michaels brand or our private and exclusive brands could adversely affect our sales;

  •
  a weak fourth quarter would materially adversely affect our results of operations;

  •
  unexpected or unfavorable consumer responses to our promotional and merchandising programs could materially adversely affect our sales, results of operations, cash flows and financial condition;

  •
  our holding company structure makes us, and certain of our direct and indirect subsidiaries, dependent on the operations of our, and their, subsidiaries to meet our financial obligations; and

  •
  the Sponsors have the ability to influence the outcome of matters submitted for stockholder approval and they may have interests that differ from those of our other stockholders.

        The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement and the accompanying prospectus and the "Risk factors" section in this prospectus supplement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

        Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein or any related free writing prospectus, as applicable. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly whether as a result of new information, future developments or otherwise.

 Use of proceeds

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will pay the expenses, other than underwriting discounts and commission, associated with the sale of shares by the selling stockholders.

Market price of our common stock

        Our common stock has been listed on The NASDAQ Global Select Market under the symbol "MIK" since June 27, 2014. Prior to that time, there was no public market for our common stock. The following table sets forth for the periods indicated the high and low sales prices per share of our common stock as reported on The NASDAQ Global Select Market:

	High	Low
2014:
Second quarter(1)	$17.28	$14.51
Third quarter	$18.50	$14.64
Fourth quarter	$27.23	$17.82
2015:
First quarter	$30.00	$25.77
Second quarter	$28.49	$24.60
Third quarter	$26.84	$21.78
Fourth quarter	$24.05	$19.46
2016:
First quarter	$29.56	$20.25
Second quarter (through July 11, 2016)	$31.37	$25.52

(1)
Represents the period from June 27, 2014, the date on which our common stock first began to trade on The NASDAQ Global Select Market after the pricing of our initial public offering, through August 2, 2014, the end of our second quarter.

        A recent reported closing price for our common stock is set forth on the cover page of this prospectus. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. As of July 1, 2016, there were 382 holders of record of our common stock.

Dividend policy

        We do not anticipate paying any cash dividends in the near future. Instead, we anticipate that all of our earnings for the foreseeable future will be used to repay debt, repurchase outstanding shares, for working capital, to support our operations and to finance the growth and development of our business. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with applicable law and any contractual provisions, including under agreements for indebtedness, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board may deem relevant. For additional information concerning restrictions relating to agreements for indebtedness, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement and the accompanying prospectus.

Selling stockholders

        The following table presents information regarding the number of shares of common stock beneficially owned as of July 2, 2016 by the selling stockholders.

        The percentage of beneficial ownership is calculated based on 207,028,383 shares of common stock outstanding as of July 2, 2016, and the number of unissued shares as to which such selling stockholder has the right to acquire voting and/or investment power within 60 days. The beneficial ownership information set forth below was provided by or on behalf of the selling stockholders, and the Company has not independently verified the accuracy or completeness of the information so provided.

	Shares owned before offering		Shares owned after the offering and share repurchase*
Name of beneficial owner(1)	Number	Percent	Number	Percent
Bain Capital Investors, LLC and related funds(2)	57,978,814	28.0%	52,798,929	25.6%
Affiliates of The Blackstone Group L.P.(3)	55,893,531	27.0%	50,393,531	24.5%
Boston Foundation, Inc.(4)(5)	10,090	**	—	—
Combined Jewish Philanthropies of Greater Boston, Inc.(4)(6)	103,996	**	—	—
Conard-Davis Family Foundation(4)(7)	31,713	**	—	—
Crimson Lion Foundation(4)(8)	12,282	**	—	—
Edgerley Family Foundation(4)(9)	50,186	**	—	—
Fidelity Investments Charitable Gift Fund(4)(10)	89,258	**	—	—
The IIEGN Family Foundation(4)(11)	22,590	**	—	—

*
Assumes the consummation of the share repurchase of 1,000,000 shares of our common stock from the underwriter concurrently with the closing of this offering.

**
Represents less than 1% of the shares of common stock outstanding as of July 2, 2016.

(1)
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of common stock owned as of July 2, 2016 by the person indicated.

(2)
The shares included in this table consist of: (i) 57,808,666 shares of common stock held by Bain Capital Integral Investors 2006, LLC ("Integral 06") and (ii) 170,148 shares of common stock held by BCIP TCV, LLC ("TCV" and, together with Integral 06, the "Bain Capital Entities"). In this offering: (i) Integral 06 will sell 5,163,833 shares of common stock and (ii) TCV will sell 16,052 shares of common stock. The governance, investment strategy and decision-making process with respect to investments held by all of the Bain Capital Entities is directed by the Global Private Equity Board ("GPEB") of Bain Capital Investors, LLC ("BCI"), which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, David Gross-Loh, Stephen Pagliuca, Michel Plantevin, Dwight Poler and Jonathan Zhu. By virtue of the relationships described in this footnote, BCI may be deemed to exercise voting and dispositive power with respect to the shares held by the Bain Capital Entities. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. The number of shares owned before this offering gives effect to the charitable contributions by certain direct or indirect members, partners and other employees of the Bain Capital Entities on July 12, 2016 in respect of shares previously held by one or more of the Bain Capital Entities, as described in footnote 4 below. Each of the Bain Capital Entities has an address of c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(3)
Includes 42,199,821 shares of our common stock owned by Blackstone Capital Partners V L.P. ("BCP V"), 9,651,570 shares of our common stock owned by BCP V-S L.P. ("BCP V-S"), 604,416 shares of our common stock owned by Blackstone Family Investment Partnership V L.P. ("Family"), 128,293 shares of our common stock owned by Blackstone Participation Partnership V L.P. ("Participation"), 1,881,665 shares of our common stock owned by BCP V Co-Investors L.P. ("BCP Co-Investors") and 1,427,766 shares of our common stock owned by Blackstone Family Investment Partnership V-SMD L.P. ("Family-SMD") (collectively, the "Blackstone Funds"). In this offering: (i) BCP V will sell 4,152,521 shares of common stock; (ii) BCP V-S will sell 949,728 shares of common stock; (iii) Family will sell 59,475 shares of common stock; (iv) Participation will sell 12,624 shares of common stock; (v) BCP Co-Investors will sell 185,158 shares of common stock; and (vi) Family-SMD will sell 140,494 shares of common stock. The general partner of BCP V, BCP V-S and BCP Co-Investors is Blackstone Management Associates V L.L.C. BMA V L.L.C. is the sole member of Blackstone Management Associates V L.L.C. BCP V Side-by-Side GP L.L.C. is the general partner of Family and Participation. Blackstone Holdings III L.P. is the managing member and majority in interest owner of BMA V L.L.C. and the sole member of BCP V Side-by-Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III G.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. The general partner of Family-SMD is Blackstone Family GP L.L.C., which is controlled by its founder Mr. Schwarzman. As a result of his control of Blackstone Group Management L.L.C. and Blackstone Family GP L.L.C., Mr. Schwarzman has voting and investment power with respect to the shares held by the Blackstone Funds. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each (other than the Blackstone Funds to the extent of their direct holdings) disclaims beneficial ownership of such shares. The address for each of the Blackstone Funds, Blackstone Management Associates V L.L.C., BMA V L.L.C., BCP V Side-by-Side GP L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., The Blackstone Group L.P., Blackstone Group Management L.L.C., Blackstone Family GP L.L.C. and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(4)
Represents shares received by such entity as a charitable contribution from certain direct or indirect members, partners and other employees of one or more of the Bain Capital Entities on July 12, 2016.

(5)
The address of the Boston Foundation, Inc. is 75 Arlington Street, Boston, Massachusetts 02116.

(6)
The address of the Combined Jewish Philanthropies of Greater Boston, Inc. is 126 High Street, Boston, Massachusetts 02110.

(7)
The address of the Conard-Davis Family Foundation is 1202 Lexington Avenue, PO Box 106, New York, New York 10028.

(8)
The address of the Crimson Lion Foundation is 31 St. James Avenue, Suite 740, Boston, Massachusetts 02116.

(9)
The address of the Edgerley Family Foundation is c/o Bain Capital Investors, LLC, 200 Clarendon Street, Boston, Massachusetts 02116.

(10)
The address of Fidelity Investments Charitable Gift Fund is 200 Seaport Boulevard, Z3B, Boston, Massachusetts 02210.

(11)
The address of The IIEGN Family Foundation is 5 Polo Field Lane, Dedham, Massachusetts, 02026.

 Material U.S. federal income tax considerations for Non-U.S. Holders of shares of our common stock

        The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of shares of our common stock acquired pursuant to this offering by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of shares of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

        This summary assumes that shares of our common stock are held by a Non-U.S. Holder as "capital assets" within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons who are subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or arrangements, certain U.S. expatriates or former long term residents of the United States, tax-exempt organizations, pension plans, "controlled foreign corporations" and "passive foreign investment companies" (each as defined in the Code), corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold shares of our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, persons that have a "functional currency" other than the U.S. dollar, or holders subject to the alternative minimum tax or the 3.8% tax on net investment income). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (as defined in the Code) have the authority to control all of the trust's substantial decisions or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a "United States person".

        A modified definition of Non-U.S. Holder applies for U.S. federal estate tax purposes (as discussed below).

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes that hold shares of our common stock and their investors are urged to consult their own tax advisors.

        There can be no assurance that the Internal Revenue Service ("IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of shares of our common stock.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME TAX AND OTHER TAX LAWS.

Distributions on shares of our common stock

        As discussed under "Dividend policy" above, we do not currently pay, and do not anticipate paying in the foreseeable future, cash dividends on shares of our common stock. In the event that we do make a distribution of cash or property with respect to shares of our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be subject to withholding as described in the next paragraph below. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. Holder's investment, up to such holder's adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in "—Gain on sale, exchange or other taxable disposition of shares of our common stock". Any distribution described in this paragraph would also be subject to the discussion below in "—Additional withholding and information reporting requirements for shares of our common stock held by or through non-U.S. entities".

        Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with an appropriate and validly completed IRS Form W-8 including applicable attachments (which may be required to be updated periodically), prior to the payment of dividends, such as:

  •
  IRS Form W-8BEN or W-8BEN-E, as appropriate (or successor form), certifying, under penalties of perjury, that such Non-U.S. Holder is entitled to a reduction in withholding under an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on shares of our common stock is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. federal income tax rates on a net income basis as described below).

        The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.

        Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

        If dividends are effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will generally be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if such Non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, such Non-U.S. Holder may be subject to an additional "branch profits tax" equal to 30% of its effectively connected earnings and profits for the taxable year, unless an applicable income tax treaty provides otherwise.

        If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, such holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on sale, exchange or other taxable disposition of shares of our common stock

        Subject to the discussion below under "—Additional withholding and information reporting requirements for shares of our common stock held by or through non-U.S. entities", in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon such holder's sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a "United States real property holding corporation", as defined in the Code (a "USRPHC"), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder's holding period with respect to the applicable shares of our common stock (the "relevant period"), or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States).

        If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides otherwise) on the amount by which such Non-U.S. Holder's capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition.

        With respect to the second exception above, although there can be no assurance, we believe we are not, and we do not currently anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its "United States real property interests" (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock by reason of our status as a USRPHC so long as (i) our common stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) during the calendar year in which such sale, exchange or other taxable disposition of shares of our common stock occurs and (ii) such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period. If we are a USRPHC and the requirements of (i) or (ii) are not met, gain on the disposition of shares of our common stock generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the "branch profits tax" will not apply. Prospective investors are urged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

        If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the United States, unless otherwise provided in an applicable income tax treaty, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a "branch profits tax" on its effectively connected earnings and profits at a rate of 30%, unless an applicable income tax treaty provides otherwise.

Additional withholding and information reporting requirements for shares of our common stock held by or through non-U.S. entities

        Sections 1471 through 1474 of the Code and related Treasury regulations and guidance (commonly referred to as "FATCA") generally will impose a U.S. federal withholding tax of 30% on payments to certain non-U.S. entities (including certain intermediaries), including dividends on and the gross proceeds from a sale or other disposition of shares of our common stock, unless such persons comply with a complicated U.S. information reporting, disclosure and certification regime. This new regime requires, among other things, a broad class of persons to enter into agreements with the IRS to obtain, disclose and report information about their investors and account holders. An intergovernmental agreement between the United States and an applicable foreign country may, however, modify these requirements and these requirements are different from and in addition to the certification requirements described elsewhere in this discussion. The FATCA withholding rules currently apply to dividend payments on our common stock and are scheduled to apply to payments of gross proceeds from the sale or other disposition of shares of our common stock occurring after December 31, 2018. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Backup withholding and information reporting

        We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on shares of our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. These information reporting requirements apply even if withholding was not required. A Non-U.S. Holder may have to comply with specific certification procedures to establish that the holder is not a "United States person" (as defined in the Code) or otherwise establish an exemption in order to avoid backup withholding at the then applicable rate with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. federal withholding tax, as described above in "—Distributions on shares of our common stock", generally will be exempt from U.S. backup withholding.

        Information reporting and backup withholding will generally apply to the payment of the proceeds of a disposition of shares of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies that it is not a "United States person" (as defined in the Code) and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with certain substantial U.S. ownership, operations or connections generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker, and dispositions otherwise effected through a non-U.S. office generally will not be subject to information reporting. Generally, backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected through a non-U.S. office of a U.S. broker or non-U.S. office of a non-U.S.

broker. Prospective investors are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

        Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a Non-U.S. Holder can be refunded or credited against such Non-U.S. Holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Federal estate tax

        Shares of our common stock held (or treated as held) by an individual who is not a U.S. citizen or resident (as specifically determined for U.S. federal estate tax purposes) at the time of such individual's death will be included in such individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Underwriting

        We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed in the following table:

Name	Number of shares
Morgan Stanley & Co. LLC	11,000,000

        The underwriter is committed to purchase all the shares of common stock offered by the selling stockholders if it purchases any shares.

        The underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.14 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter. Sales of shares made outside of the United States may be made by affiliates of the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by it.

        Subject to the completion of this offering, we have agreed to purchase 1,000,000 shares of our common stock that are subject to this offering from the underwriter at a price per share equal to the price per share paid by the underwriter to the selling stockholders in this offering. The closing of the share repurchase is contingent on the closing of this offering.

Underwriting discounts and commissions

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriter to the selling stockholders per share of common stock. The underwriting fee is $0.14 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders. No underwriting discounts or commission are payable in respect of the shares being acquired by us.

Paid by the selling stockholders
Per Share	$0.14

Total	$1,400,000

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $330,000.

        A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to itself and selling group members for sale to its or their online brokerage account holders. Internet distributions will be allocated by the underwriter to itself and the selling group members that may make Internet distributions on the same basis as other allocations.

Lock-up

        We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than filings on Form S-8 relating to our employee benefit plans), or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter, for a period of 30 days after the date of this prospectus, subject to certain exceptions.

        Our directors, executive officers and applicable affiliates of the Sponsors have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 30 days after the date of this prospectus, may not, without the prior written consent of the underwriter, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

        We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Listing

        Our shares of common stock are listed on The NASDAQ Global Select Market under the symbol "MIK".

Price stabilization and short positions

        In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

        These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on The NASDAQ Stock Market, in the over-the-counter market or otherwise.

        Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares of common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares of common stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the securities may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

        The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to prospective investors in Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai international financial centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This

prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Canada

        The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, the accompanying prospectus and the information incorporated by reference (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other relationships

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. An affiliate of the underwriter is a lender under the company's revolving credit facility. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

        In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

        The validity of the issuance of the shares of common stock to be sold in this offering will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and certain of its attorneys have, in the aggregate, an indirect interest in less than 1% of our common stock, including through limited partnership interests in funds associated with the Sponsors. Certain legal matters in connection with this offering will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

        The consolidated financial statements of The Michaels Companies, Inc. incorporated by reference from The Michaels Companies, Inc.'s Annual Report (Form 10-K) for the year ended January 30, 2016, and the effectiveness of The Michaels Companies, Inc.'s internal control over financial reporting as of January 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at www.sec.gov.

Incorporation of certain information by reference

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained in a further prospectus supplement or by information contained in documents filed with the SEC after the date of this prospectus supplement and prior to the termination of this offering. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, until the termination of this offering. We hereby incorporate by reference the following documents:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC on March 17, 2016 (File No. 001-36501);

  •
  portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2016 (File No. 001-36501), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC on March 17, 2016;

  •
  our Quarterly Report on Form 10-Q for the quarter ended April 30, 2016, filed with the SEC on June 8, 2016 (File No. 001-36501);

  •
  our Current Reports on Form 8-K, filed with the SEC on March 24, 2016, May 27, 2016, June 2, 2016 and June 7, 2016 (File No. 001-36501); and

  •
  the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 16, 2014 (File No. 001-36501), as supplemented by the "Description of capital stock" found on page 6 of the accompanying prospectus supplement and including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The Michaels Companies, Inc.
8000 Bent Branch Drive
Irving, TX 75063
(972) 409-1300
Attn: Corporate Secretary

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.michaels.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.

The Michaels Companies, Inc.

Common stock

        The selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The identity of, and specific information required with respect to, the selling stockholders, and the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "MIK". On July 8, 2015, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $27.18 per share.

        Investing in our common stock involves substantial risk. Please read "Risk factors" referenced on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Prospectus dated July 9, 2015.

        We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectuses. We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, references in this prospectus to the "Company", "Michaels", "we", "us" and "our" refer to The Michaels Companies, Inc. and its consolidated subsidiaries.

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC"), as a "well-known seasoned issuer" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this shelf registration process, the selling stockholders may from time to time sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time the selling stockholders sell shares of common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the shares of common stock offered and information about the selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before making your investment decision, you should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where you can find more information".

RISK FACTORS

        Investing in our common stock involves a high degree of risk. See "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as "aim", "anticipate", "assume", "believe", "can have", "continue", "could", "due", "estimate", "expect", "forecast", "goal", "intend", "likely", "may", "objective", "outlook", "plan", "potential", "positioned", "predict", "pro forma", "project", "should", "target", "will", "would" or the negative of these terms or other comparable terminology. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and other factors could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Important factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under "Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk factors" section in the applicable prospectus supplement. These forward-looking statements are based on information available to us on the date each forward-looking statement is made. We undertake no obligation, except as may be required by law, to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

        Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

  •
  general economic factors and changes in consumer preference may adversely affect our performance and could materially adversely affect our sales, results of operations and cash flow;

  •
  our substantial debt could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk, prevent us from meeting our obligations under our notes and credit facilities and limit our flexibility in operating our business;

  •
  a failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information, which could result in additional Company data breaches, could materially adversely affect our reputation, financial condition and operating results;

  •
  competition, including Internet-based competition, could negatively impact our business;

  •
  our significant reliance on foreign suppliers, particularly those located in China, increases our risk of obtaining adequate, timely, and cost-effective product supplies;

  •
  even if we are able to substantially continue our strategy of expanding our store base, our success will depend on how well we manage our business;

  •
  damage to the reputations of the Michaels brand or our private and exclusive brands could adversely affect sales;

  •
  our fourth quarter has historically been our highest quarter for sales and profitability, and a weak fourth quarter could have material adverse impacts on us;

  •
  our promotional and merchandising programs are dependent on consumer responses, which could be unfavorable or unexpected, adversely impacting our sales;

  •
  our holding company structure makes us, and certain of our direct and indirect subsidiaries, dependent on the operations of our, and their, subsidiaries to meet our, and their, financial obligations; and

  •
  investment funds affiliated with or advised by Bain Capital Partners, LLC and The Blackstone Group L.P. (collectively, together with their applicable affiliates, the "Sponsors") have the ability to control the outcome of matters submitted for stockholder approval and they may have interests that differ from those of our other stockholders.

        The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk factors" section in the applicable prospectus supplement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, as well as other cautionary statements that are made from time to time in our other Securities and Exchange Commission ("SEC") filings and public communications. You should evaluate all forward-looking statements made in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

        Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus, the accompanying prospectus supplement or the documents incorporated by reference herein and therein, as applicable. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        As of May 2, 2015, the total amount of our authorized common stock consisted of 350,000,000 shares of common stock, par value $0.06775 per share, and we had 207,466,712 shares of common stock issued and outstanding, of which 143,692,460 shares were held by our Sponsors, and no shares of preferred stock were issued or outstanding. As of May 2, 2015, we had 108 stockholders of record of common stock and had unvested restricted stock awards and outstanding options to purchase 8,549,262 shares of common stock.

        The discussion set forth below describes our capital stock, certificate of incorporation and bylaws. We urge you to read the full text of our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

        Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights.

        Our shares of common stock are listed on The NASDAQ Global Select Market under the symbol "MIK".

Preferred stock

        Our Board of Directors ("Board") may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our Board, without stockholder approval, may issue shares of preferred stock with voting and conversion rights, which could adversely affect the holders of shares of our common stock and the market value of our common stock. Subject to the rights of the holders of shares of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. There are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock although we may in the future decide to do so.

Anti-takeover effects of our certificate of incorporation and bylaws

        Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders; however, these provisions also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but unissued capital stock

        The General Corporation Law of the State of Delaware (the "DGCL") does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The NASDAQ Stock Market, which would apply as long as our common stock is listed on The NASDAQ Global Select Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholder of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Board of Directors

        Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Our certificate of incorporation and our bylaws also provide that a director may be removed without cause as long as investment funds affiliated with our Sponsors hold a majority of our outstanding common stock, and when this ceases to be the case, only for cause by the affirmative vote of the holders of at least 75% of our voting stock. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Action by written consent

        The DGCL provides that, unless otherwise stated in a corporation's certificate of incorporation, the stockholders may act by written consent without a meeting. Our certificate of incorporation provides that after the investment funds associated with the Sponsors collectively own less than majority of our outstanding common stock, any action required or permitted to be taken by our stockholders may be effected only at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by our stockholders. As a result, investments funds associated with the Sponsors will be able to act by written consent so long as they collectively own at least a majority of our outstanding common stock.

Special meeting of stockholders and advance notice requirements for stockholder proposals

        Our certificate of incorporation and bylaws provide that, except as otherwise required by law and subject to any rights of the holders of preferred stock, special meetings of the stockholders can only be called by (a) our chairman or any vice chairman of the Board, (b) the Board pursuant to a written resolution adopted by a majority of the total number of directors that our Board would have if there were no vacancies or (c) our secretary at the request of 25% of our common stockholders as long as investment funds affiliated with the Sponsors hold a majority of our common stock.

        In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting, who has delivered a timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting, who attends (or has a qualified representative attend) the stockholder meeting and who has otherwise complied with the provisions of our bylaws and applicable law.

        These provisions could have the effect of delaying any stockholder actions until the next stockholder meeting, even if they are favored by the holders of a majority of our outstanding voting stock.

Amendment to certificate of incorporation and bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation's certificate of incorporation or bylaws is required to approve such amendment, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be altered, amended or repealed by a majority vote of our Board or, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of common stock so long as investment funds affiliated with the Sponsors collectively beneficially own a majority of our outstanding shares of common stock, and when this ceases to be the case, a vote of at least 75% of our outstanding common stock will be required. Additionally, so long as the investment funds affiliated with the Sponsors collectively beneficially own a majority of our outstanding shares of common stock, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of common stock and, from and after the date on which the investment funds affiliated with the Sponsors cease collectively to beneficially own a majority of our outstanding shares of common stock, the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock, in each case entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with the "Board of Directors", "Director Liability", "Action by Written Consent", "Special Meetings of Stockholders", "Amendments to the Certificate of Incorporation and Bylaws", "Business Combinations", "Renouncement of Corporate Opportunity" and "Exclusive Jurisdiction of Certain Actions" provisions described in our certificate of incorporation. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our certificate of incorporation and our bylaws.

Business combinations

        We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that our Sponsors and their respective affiliates will not be deemed to be "interested stockholders", regardless of the percentage of our voting stock owned by them and accordingly will not be subject to such restrictions.

Renouncement of corporate opportunity

        Our certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to the Sponsors or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for the Sponsors, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. None of the Sponsors, any of the investment funds associated with the Sponsors or any of their respective representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Exclusive jurisdiction of certain actions

        Our certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or the bylaws or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Limitations on liability and indemnification of officers and directors

        Our certificate of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by applicable law and provide that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021. Its telephone number is 1-800-736-3001.

PLAN OF DISTRIBUTION

        The selling stockholders may sell securities in any of the ways described below or in any combination thereof:

  •
  to or through underwriters or dealers;

  •
  through one or more agents; or

  •
  directly to purchasers or to a single purchaser.

        The distribution of the securities by the selling stockholders may be effected from time to time in one or more transactions, through underwritten public offerings, privately negotiated transactions, block trades, purchases by a broker-dealer as principal, ordinary brokerage transactions, sales "at the market" to or through one or more market makers or into an existing trading market, exchange or otherwise, direct sales to purchasers, or any combination of the above, in each case:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement will describe the terms of the offering of the securities, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities, the proceeds to the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters', dealers' or agents' compensation;

  •
  any delayed delivery arrangements; and

  •
  information about the selling stockholders, including the relationship between the selling stockholders and us.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

        The selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use underwriters or such other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

        Our common stock is listed on The NASDAQ Global Select Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        The validity of the issuance of the shares of common stock to be offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and certain of its attorneys have, in the aggregate, an indirect interest in less than 1% of our common stock, including through limited partnership interests in funds associated with the Sponsors.

EXPERTS

        The consolidated financial statements of The Michaels Companies, Inc. incorporated by reference from The Michaels Companies, Inc.'s Annual Report (Form 10-K) for the year ended January 31, 2015, and the effectiveness of The Michaels Companies, Inc.'s internal control over financial reporting as of January 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the SEC on March 19, 2015 (File No. 001-36501);

  •
  Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2015 (File No. 001-36501), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the SEC on March 19, 2015;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2015, filed with the SEC on June 5, 2015 (File No. 001-36501);

  •
  Our Current Reports on Form 8-K, filed with the SEC on April 6, 2015, April 13, 2015, May 6, 2015 and June 4, 2015 (File No. 001-36501); and

  •
  The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 16, 2014 (File No. 001-36501), as supplemented by the "Description of capital stock" found on page 6 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The Michaels Companies, Inc.
8000 Bent Branch Drive
Irving, TX 75063
(972) 409-1300
Attn: Corporate Secretary

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.michaels.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

11,000,000 shares

The Michaels Companies, Inc.

Common stock

Prospectus Supplement

Morgan Stanley

July 12, 2016